Exhibit 99.1

News Release
Republic First Bancorp, Inc.
April 20, 2017

REPUBLIC FIRST BANCORP, INC. REPORTS FIRST QUARTER FINANCIAL RESULTS
NET INCOME INCREASES 65% AND DEPOSITS GROW 29%

Philadelphia, PA, April 20, 2017 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the period ended March 31, 2017.

	Three Months Ended
($ in millions, except per share data)	03/31/17	03/31/16	% Change

Assets	$1,968.6	$1,482.1	33%

Loans	1,026.1	899.1	14%

Deposits	1,720.5	1,337.6	29%

Total Revenue	$20.5	$15.2	35%

Net Income	1.8	1.1	65%

Net Income per Share	$0.03	$0.03	-%

Vernon W. Hill, II, Chairman of Republic First Bancorp said:

"The momentum from The Power of Red is Back expansion program continues to build as we enter into 2017. Our primary goal at Republic is to create an emotional and legendary brand. Achieving this goal turns Customers into FANS, who not only remain loyal to our brand, but share their Republic experience with family, friends and neighbors. I am extremely pleased with our progress to date, but truly believe the best is yet to come."

Harry D. Madonna, President and Chief Executive Officer of Republic First Bancorp said:

"I am pleased to report another quarter of strong financial results to kick off 2017. Progress with our growth and expansion plan has clearly carried into the new year. Total assets have grown by 33% and net income improved by 65% year over year. We currently have three new stores under construction and are hard at work developing sites for future openings. We are not only investing in our store network, but continue to make improvements in technology and infrastructure to provide world class service and convenience levels across all delivery channels."

Highlights for the Period Ended March 31, 2017

•
The Company completed a $100 million common stock offering during the fourth quarter of 2016. As a result, Shareholders' Equity increased to $218.3 million as of March 31, 2017 compared to $116.6 million as of March 31, 2016. This capital raise will allow the Company to execute its aggressive expansion plan over the next several years.

•
Total deposits increased by $383 million, or 29%, to $1.7 billion as of March 31, 2017 compared to $1.3 billion as of March 31, 2016. On a linked quarter basis deposits grew $43 million, or 3%, when compared to December 31, 2016.

•
New stores opened since the beginning of the "Power of Red is Back" expansion campaign in 2014 are currently growing deposits at an average rate of $32 million per year, while the average deposit growth for all stores over the last twelve months was approximately $20 million per store.

•
Net income increased by 65% to $1.8 million, or $0.03 per share, for the three months ended March 31, 2017 compared to $1.1 million, or $0.03 per share, for the three months ended March 31, 2016. The Company continues to open new stores and increase net income despite the additional costs associated with the expansion strategy. The acquisition of Oak Mortgage has also contributed to improved earnings.

•
There are nineteen stores open today. A new location now under construction in Cherry Hill, NJ is scheduled to be completed in the second quarter of 2017. Ground has been broken on sites in Medford and Sicklerville, NJ. There are also several additional sites in various stages of development for future store locations.

•	Total assets increased by $487 million, or 33%, to $2.0 billion as of March 31, 2017 compared to $1.5 billion as of March 31, 2016.

•	Total loans grew $127 million, or 14%, to $1.0 billion as of March 31, 2017 compared to $899 million at March 31, 2016.

•
SBA lending continued to be an important part of the Company's lending strategy. More than $11 million in new SBA loans were originated during the three month period ended March 31, 2017. Our team is currently ranked as the #1 SBA lender in the New Jersey and southeastern Pennsylvania market based on the dollar volume of loan originations.

•	The Company's Total Risk-Based Capital ratio was 18.27% and Tier I Leverage Ratio was 12.21% at March 31, 2017.

•	Book value per common share increased to $3.84 as of March 31, 2017 compared to $3.08 as of March 31, 2016.

Income Statement

The major components of the income statement are as follows (dollars in thousands, except per share data):

	Three Months Ended
	03/31/17	03/31/16	% Change

Total Revenue	$20,525	$15,174	35%
Provision for Loan Losses	-	300	(100%)
Non-interest Expenses	16,804	12,343	36%
Net Income	1,787	1,085	65%
Net Income per Share	$0.03	$0.03	-%

The Company reported net income of $1.8 million, or $0.03 per share, for the three month period ended March 31, 2017, compared to net income of $1.1 million, or $0.03 per share, for the three month period ended March 31, 2016.

Total revenue increased by $5.4 million, or 35%, to $20.5 million for the three month period ended March 31, 2017, compared to $15.2 million for the three month period ended March 31, 2016.  This increase is primarily attributable to revenue from the residential mortgage division which was acquired in July 2016. Revenue also in increased due to higher interest income as a result of the strong growth in interest-earning assets over the last twelve months driven by the Company's "Power of Red is Back" expansion program.

Non-interest income increased to $4.3 million for the three month period ended March 31, 2017 compared to $2.4 million for the three month period ended March 31, 2016.  This increase was due to $2.4 million in mortgage banking income, driven primarily by loan sales.

Non-interest expenses increased by $4.5 million, or 36%, to $16.8 million during the three month period ended March 31, 2017 compared to $12.3 million during the three months ended March 31, 2016. This increase was mainly caused by the addition of expenses related to the residential mortgage division. Salaries and employee benefits were also higher at the Bank as a result of annual merit increases along with increased staffing levels related to our growth strategy of adding and relocating stores. Occupancy and equipment expenses associated with the growth and relocation strategy also contributed to the increase in non-interest expenses.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	03/31/17	03/31/16	% Change	12/31/16	% Change

Total assets	$1,968,588	$1,482,061	33%	$1,923,931	2%
Total loans (net)	1,016,962	890,088	15%	955,817	7%
Total deposits	1,720,512	1,337,607	29%	1,677,670	3%
Total core deposits	1,720,245	1,333,085	29%	1,677,403	3%

Total assets increased by $486.5 million, or 33%, as of March 31, 2017 when compared to March 31, 2016.  Deposits grew by $382.9 million to $1.7 billion as of March 31, 2017 compared to $1.3 billion as of March 31, 2016. The number of deposit accounts has grown by 40% during the past twelve months. The strong growth in assets, loans and deposits has been driven by the addition of new stores and the successful execution of the Company's aggressive growth strategy referred to as "The Power of Red is Back."

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	03/31/17	03/31/16	% Change	12/31/16	% Change	1st Qtr 2017 Cost of Funds

Demand noninterest-bearing	$364,278	$263,990	38%	$324,912	12%	0.00%
Demand interest-bearing	629,583	426,346	48%	605,950	4%	0.40%
Money market and savings	620,218	586,863	6%	635,644	(2%)	0.47%
Certificates of deposit	106,166	55,886	90%	110,897	(4%)	1.11%
Total core deposits	$1,720,245	$1,333,085	29%	$1,677,403	3%	0.39%

Core deposits increased to $1.7 billion at March 31, 2017 compared to $1.3 billion at March 31, 2016 as the Company moves forward with its growth strategy to increase the number of stores and expand its customer-centric banking model which drives the gathering of low-cost, core deposits. The Company recognized strongest growth in demand accounts and certificates of deposit on a year to year basis as a result of the successful execution of its strategy. On a linked quarter basis, a reduction in certificates of deposit, money market and savings balances in the first quarter of 2017 offset growth in the demand categroies.

Lending

Loans by type are as follows (dollars in thousands):

Description	03/31/17	% of Total	03/31/16	% of Total	12/31/16	% of Total

Commercial real estate	$394,840	39%	$358,740	40%	$378,519	39%
Construction and land development	78,636	7%	45,815	5%	61,453	6%
Commercial and industrial	188,873	18%	181,828	20%	174,744	18%
Owner occupied real estate	273,996	27%	261,215	29%	276,986	29%
Consumer and other	67,146	7%	49,166	6%	63,588	7%
Residential mortgage	22,652	2%	2,353	0%	9,682	1%
Gross loans	$1,026,143	100%	$899,117	100%	$964,972	100%

Gross loans increased by $127.0 million, or 14%, to $1.0 billion at March 31, 2017 compared to $899.1 million at March 31, 2016 as a result of the steady flow in quality loan demand over the last twelve months and continued success with the relationship banking model. The Company experienced strong growth across all loan categories.

Asset Quality

The Company's non-performing asset balances and asset quality ratios are highlighted below:

	Three Months Ended
	03/31/17	12/31/16	03/31/16

Non-performing assets / capital and reserves	13%	13%	25%

Non-performing assets / total assets	1.45%	1.51%	2.11%

Quarterly net loan charge-offs / average loans	(0.01%)	0.12%	(0.01%)

Allowance for loan losses / gross loans	0.89%	0.95%	1.00%

Allowance for loan losses / non-performing loans	50%	48%	45%

The percentage of non-performing assets to total assets decreased to 1.45% at March 31, 2017, compared to 2.11% at March 31, 2016.  The ratio of non-performing assets to capital and reserves decreased to 13% at March 31, 2017 compared to 25% at March 31, 2016 primarily as a result of the completion of the common stock offering during the fourth quarter of 2016.

Capital

The Company's capital ratios at March 31, 2017 were as follows:

	Actual 03/31/17	Regulatory Guidelines "Well Capitalized"

Leverage Ratio	12.21%	5.00%
Common Equity Ratio	15.99%	6.50%
Tier 1 Risk Based Capital	17.59%	8.00%
Total Risk Based Capital	18.27%	10.00%
Tangible Common Equity	10.83%	n/a

Total shareholders' equity increased to $218.3 million at March 31, 2017 compared to $116.6 million at March 31, 2016. Book value per common share increased to $3.84 at March 31, 2017 compared to $3.08 per share at March 31, 2016.  The Company completed a common stock offering in the amount of $100 million during the fourth quarter of 2016.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its nineteen stores located in the Greater Philadelphia and Southern New Jersey market place.  Republic Bank stores are open 7 days a week, 361 days a year, with extended lobby and drive-thru hours providing customers with the most convenient hours compared to any bank in its market.  The Bank offers free checking, free coin counting, ATM/Debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network. The Bank also offers a wide range of residential mortgage products through its wholly owned subsidiary, Oak Mortgage Company. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral "forward-looking statements", including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein, including those related to our Five Year Strategic Goals, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2016 and other documents the Company files from time to time with the Securities and Exchange Commission. The words "would be," "could be," "should be," "probability," "risk," "target," "objective," "may," "will," "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:	Republic First Bancorp, Inc.

Contact:	Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2017	2016	2016

ASSETS
Cash and due from banks	$25,119	$19,830	$18,000
Interest-bearing deposits and federal funds sold	11,472	14,724	47,198
Total cash and cash equivalents	36,591	34,554	65,198

Securities - Available for sale	362,328	369,739	260,269
Securities - Held to maturity	421,850	432,499	178,628
Restricted stock	1,366	1,366	1,179
Total investment securities	785,544	803,604	440,076

Loans held for sale	25,098	28,065	1,983

Loans receivable	1,026,143	964,972	899,117
Allowance for loan losses	(9,181)	(9,155)	(9,029)
Net loans	1,016,962	955,817	890,088

Premises and equipment	58,926	57,040	49,586
Other real estate owned	9,944	10,174	11,393
Other assets	35,523	34,677	23,737

Total Assets	$1,968,588	$1,923,931	$1,482,061

LIABILITIES
Non-interest bearing deposits	$364,278	$324,912	$263,990
Interest bearing deposits	1,356,234	1,352,758	1,073,617
Total deposits	1,720,512	1,677,670	1,337,607

Subordinated debt	21,648	21,881	21,864
Other liabilities	8,104	9,327	5,988

Total Liabilities	1,750,264	1,708,878	1,365,459

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	574	573	384
Additional paid-in capital	254,403	253,570	153,069
Accumulated deficit	(26,101)	(27,888)	(31,748)
Treasury stock at cost	(3,725)	(3,725)	(3,725)
Stock held by deferred compensation plan	(183)	(183)	(183)
Accumulated other comprehensive loss	(6,644)	(7,294)	(1,195)

Total Shareholders' Equity	218,324	215,053	116,602

Total Liabilities and Shareholders' Equity	$1,968,588	$1,923,931	$1,482,061

Republic First Bancorp, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(in thousands, except per share amounts)	2017	2016	2016

INTEREST INCOME
Interest and fees on loans	$11,199	$10,826	$9,931
Interest and dividends on investment securities	4,927	3,636	2,768
Interest on other interest earning assets	61	174	63
Total interest income	16,187	14,636	12,762

INTEREST EXPENSE
Interest on deposits	1,602	1,650	1,165
Interest on borrowed funds	366	296	306
Total interest expense	1,968	1,946	1,471

Net interest income	14,219	12,690	11,291
Provision for loan losses	-	-	300

Net interest income after provision for loan losses	14,219	12,690	10,991

NON-INTEREST INCOME
Service fees on deposit accounts	741	748	570
Mortgage banking income	2,421	2,657	-
Gain on sales of SBA loans	688	769	833
Gain on sale of investment securities	-	-	296
Other non-interest income	488	553	713
Total non-interest income	4,338	4,727	2,412

NON-INTEREST EXPENSE
Salaries and employee benefits	8,582	8,268	6,052
Occupancy and equipment	2,890	2,424	2,374
Legal and professional fees	681	560	449
Foreclosed real estate	346	572	585
Regulatory assessments and related fees	329	402	342
Other operating expenses	3,976	3,744	2,541
Total non-interest expense	16,804	15,970	12,343

Income before benefit for income taxes	1,753	1,447	1,060

Benefit for income taxes	(34)	(50)	(25)

Net income	$1,787	$1,497	$1,085

Net Income per Common Share
Basic	$0.03	$0.03	$0.03
Diluted	$0.03	$0.03	$0.03

Average Common Shares Outstanding
Basic	56,824	43,456	37,837
Diluted	58,049	44,317	38,269

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

(dollars in thousands)	For the three months ended March 31, 2017			For the three months ended December 31, 2016			For the three months ended March 31, 2016

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$23,929	$61	1.03%	$135,214	$174	0.51%	$47,109	$63	0.54%
Securities	808,029	5,032	2.49%	649,649	3,731	2.30%	437,514	2,862	2.62%
Loans receivable	1,008,329	11,338	4.56%	970,391	10,965	4.50%	887,499	10,046	4.55%
Total interest-earning assets	1,840,287	16,431	3.62%	1,755,254	14,870	3.37%	1,372,122	12,971	3.80%

Other assets	101,820			104,825			87,685

Total assets	$1,942,107			$1,860,079			$1,459,807

Interest-bearing liabilities:

Demand non interest-bearing	$329,015			$325,495			$261,810
Demand interest-bearing	620,090	608	0.40%	613,828	617	0.40%	412,558	415	0.40%
Money market & savings	607,181	698	0.47%	629,646	716	0.45%	559,458	609	0.44%
Time deposits	107,923	296	1.11%	110,488	317	1.14%	65,414	141	0.87%
Total deposits	1,664,209	1,602	0.39%	1,679,457	1,650	0.39%	1,299,240	1,165	0.36%

Total interest-bearing deposits	1,335,194	1,602	0.49%	1,353,962	1,650	0.48%	1,037,430	1,165	0.45%

Other borrowings	53,138	366	2.79%	22,513	296	5.23%	37,428	306	3.29%

Total interest-bearing liabilities	1,388,332	1,968	0.57%	1,376,475	1,946	0.56%	1,074,858	1,471	0.55%
Total deposits and
other borrowings	1,717,347	1,968	0.46%	1,701,970	1,946	0.45%	1,336,668	1,471	0.44%

Non interest-bearing liabilities	8,295			10,965			7,478
Shareholders' equity	216,465			147,144			115,661
Total liabilities and
shareholders' equity	$1,942,107			$1,860,079			$1,459,807

Net interest income		$14,463			$12,924			$11,500
Net interest spread			3.05%			2.81%			3.25%

Net interest margin			3.19%			2.93%			3.37%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2017	2016	2016

Balance at beginning of period	$9,155	$9,453	$8,703

Provision charged to operating expense	-	-	300
	9,155	9,453	9,003

Recoveries on loans charged-off:
Commercial	36	1	72
Consumer	-	2	-
Total recoveries	36	3	72

Loans charged-off:
Commercial	(8)	(290)	(46)
Consumer	(2)	(11)	-

Total charged-off	(10)	(301)	(46)

Net (charge-offs)/recoveries	26	(298)	26

Balance at end of period	$9,181	$9,155	$9,029

Net charge-offs as a percentage of
average loans outstanding	(0.01%)	0.12%	(0.01%)

Allowance for loan losses as a percentage
of period-end loans	0.89%	0.95%	1.00%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2017	2016	2016	2016	2016

Non-accrual loans:
Commercial real estate	$17,695	$17,758	$18,331	$18,070	$11,057
Consumer and other	834	836	1,007	772	762
Total non-accrual loans	18,529	18,594	19,338	18,842	11,819

Loans past due 90 days or more
and still accruing	-	302	153	-	8,037

Total non-performing loans	18,529	18,896	19,491	18,842	19,856

Other real estate owned	9,944	10,174	10,271	11,974	11,393

Total non-performing assets	$28,473	$29,070	$29,762	$30,816	$31,249

Non-performing loans to total loans	1.81%	1.96%	2.06%	2.03%	2.21%

Non-performing assets to total assets	1.45%	1.51%	1.72%	1.95%	2.11%

Non-performing loan coverage	49.55%	48.45%	48.50%	46.50%	45.47%

Allowance for loan losses as a percentage
of total period-end loans	0.89%	0.95%	1.00%	0.94%	1.00%

Non-performing assets / capital plus
allowance for loan losses	12.52%	12.97%	23.05%	24.20%	24.87%